CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-222529), as amended, and Form S-8 (Nos. 333-220780 and 333-220198) of our report dated April 2, 2018, with respect to December 31, 2017 and December 31, 2016 consolidated financial statements of Ocean Thermal Energy Corporation (formerly known as Tetridyn Solutions, Inc.) included in its Annual Report (Form 10-K).

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statements.

/s/ Liggett & Webb, P.A.
LIGGETT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
April 2, 2018